UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 20, 2006

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046-0905

(Address of Principal Executive Offices

and Zip Code)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2006, W&T Offshore, Inc., a Texas corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers, Inc., Jeffries & Company, Inc. and Morgan Stanley & Co. Incorporated for themselves and acting as representatives of the underwriters identified on Schedule 1 thereto (collectively, the “Underwriters”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference.

Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell to the Underwriters 8,500,000 shares of common stock of the Company, par value $.00001 per share (“Common Stock”), plus an additional 1,275,000 shares of Common Stock if the Underwriters exercise their 30-day option to cover over-allotments, if any. The shares of Common Stock were offered pursuant to an Automatic Shelf Registration Statement on Form S-3, filed on April 3, 2006 under the Securities Act of 1933, as amended, including related prospectus supplements dated July 12 and July 20, 2006 (Registration No. 333-132960). The shares of Common Stock were offered to the public at a price of $32.50 per share and will be delivered July 26, 2006. The shares of Common Stock were offered to the Underwriters at a price of $31.525 per share.

Certain of the Underwriters and their related entities have engaged and may engage in commercial and investment banking transactions with us in the ordinary course of their business. They have received customary compensation and expenses for these commercial and investment banking transactions. In connection with the Company’s initial public offering in January 2005, Lehman Brothers Inc., Jefferies & Company, Inc., J.P. Morgan Securities Inc., RBC Capital Markets Corporation, Raymond James & Associates, Inc. and BMO Capital Markets Corp. acted as underwriters and received customary fees for such services and certain of their expenses were reimbursed. In addition, affiliates of J.P. Morgan Securities Inc., RBC Capital Markets Corporation, BMO Capital Markets Corp. and Natexis Banques Populaires are lenders under the Company’s credit facility, and certain of the underwriters will be agents, lenders and/or have an interest in the Company’s new credit facility and receive customary fees for performing these services.

The parent company of Jefferies & Company, Inc., one of the underwriters in this offering, is an investor in certain funds managed by Jefferies Capital Partners and has an interest in a portion of the incentive fees earned by the manager of Jefferies Capital Partners. Two of the Company’s directors are employees of Jefferies Capital Partners. Further, an officer and member of the executive committee of Jefferies & Company, Inc. is also a director of Jefferies Group, Inc., its parent company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated July 20, 2006, by and among W&T Offshore, Inc., Lehman Brothers, Inc., Jefferies & Company, Inc., and Morgan Stanley Incorporated, as representatives of the several underwriters named in Schedule 1.

Exhibit 5.1	Legal Opinion of Adams and Reese LLP with respect to the Common Stock of W&T Offshore, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: July 26, 2006	By:	/s/ William W. Talafuse

	Name:	William W. Talafuse
	Title:	Senior Vice President, interim Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated July 20, 2006, by and among W&T Offshore, Inc., Lehman Brothers, Inc., Jefferies & Company, Inc., and Morgan Stanley Incorporated, as representatives of the several underwriters named in Schedule 1.

Exhibit 5.1	Legal Opinion of Adams and Reese LLP with respect to the Common Stock of W&T Offshore, Inc.